UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 1, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0542208
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South

Suite 500

Houston, Texas 77027

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2005, Integrated Electrical Services, Inc. (the “Company”) and H. Roddy Allen entered into a consulting agreement (the “Consulting Agreement”) which will become effective July 1, 2005 in connection with Mr. Allen’s June 30, 2005 resignation and retirement as President, Chief Executive Officer and Director of the Company (as described in Item 5.02 of this Current Report on Form 8-K). Pursuant to the Consulting Agreement, Mr. Allen has agreed to assist the Company in, among other things, (i) effecting divestitures of certain Company subsidiaries, (ii) representing the Company in negotiations with, and identifying, potential surety providers and (iii) making general assessments and recommendations to improve Company business processes and practices. In return for providing such services, Mr. Allen will receive compensation including a retainer of $145,000.00, a monthly consulting fee of $40,000.00, health care coverage, a Company vehicle and expense reimbursement. The term of the Consulting Agreement is 12 months.

The description of the Consulting Agreement provided in this item 1.01 is qualified in its entirety by reference to the Consulting Agreement itself, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

H. Roddy Allen, President, Chief Executive Officer and director resigned his positions with the Company and is retiring effective June 30, 2005. The Company’s Board of Directors has appointed C. Byron Snyder to the offices of President and Chief Executive Officer effective upon Mr. Allen’s retirement. In connection with these management changes, the Company has also appointed Gregory H. Upham, CPA, to the office of Vice President and Chief Accounting Officer, effective June 8, 2005, and promoted Bob Callahan to the office of Senior Vice President of Human Resources.

Additionally, the Board of Directors has accepted the resignation of Donald C. Trauscht from the Company’s Board of Directors effective June 3, 2005.

Mr. Snyder, age 56, is the founder of IES and has been Chairman of the Board since its inception in 1997. Mr. Snyder previously served as a founding member and Senior Managing Director of Main Street Equity Ventures II, LP, a Houston-based private equity investment firm and was the President and owner of Sterling City Capital, L.L.C., a private investment company. Mr. Snyder was owner and President of Relco Refrigeration Co., a distributor of refrigerator equipment, from 1992 to 1998. Prior to 1992, Mr. Snyder was the owner and Chief Executive Officer of Southwestern Graphics International, Inc., a diversified holding company which owned Brandt & Lawson Printing Co., a Houston-based general printing business, and Acco Waste Paper Company, an independent recycling business. Brandt & Lawson Printing Co. was sold to Hart Graphics in 1989, and Acco Waste Paper Company was sold to Browning-Ferris Industries in 1990.

Mr. Snyder is general partner of the 1996 Snyder Family Partnership Ltd., a Delaware limited partnership, which owns a majority interest in Comercial America Insurance Company, a commercial insurance company that sub-leases office space from the Company at its corporate offices. The lease provides for lease payments in the aggregate amount of $5,000 per month. The lease may be cancelled by either party upon 30 days notice.

Prior to joining the Company, Mr. Upham, age 34, held various financial positions within multiple industries. Since 2004, he served as a consultant for Game Ventures, Inc., a start up in the video game development industry. From 2000 to 2003, he held the positions of Chief Financial Officer, Treasurer, and Corporate Controller for Hostcentric, Inc., one of the largest privately held Internet infrastructure service providers. Prior to that, Mr. Upham held positions with Coach USA and Arthur Andersen LLP.

Mr. Callahan, age 47, has been the Company’s Vice President of Human Resources since February 2005 and was Vice President of Employee Relations since 2004. He has been with the Company since 2001, after having spent 11 years with the H.E. Butt Grocery Company where he served as Director of Human Resources. Mr. Callahan has also served as a faculty member at the University of Texas at San Antonio where he taught Employment Law, Human Resources Management and Business Communications.

Other than the Consulting Agreement described in Item 1.01 of this Current Report on Form 8-K, the Company did not enter into any new employment, or similar, agreements in connection with these management changes.

Item 7.01 Regulation FD Disclosure

On June 2, 2005, the Company issued a press release announcing the management changes discussed in Item 5.02 of this Current Report on Form 8-K. This press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement dated June 1, 2005.

99.1	Press release, dated June 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By:	/s/ David A. Miller
David A. Miller Senior Vice President and Chief Financial Officer

Dated: June 7, 2005

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Consulting Agreement dated June 1, 2005.

99.1	Press release, dated June 2, 2005.